UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2023

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 1112 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2023, American Shared Hospital Services (the “Company”) entered into an Investment Purchase Agreement (the “IPA”) with GenesisCare USA, Inc. (the “Seller”) and GenesisCare USA Holdings, Inc. (“Topco”), pursuant to which Seller agreed to sell to the Company its entire equity interest in each of Southern New England Regional Cancer Center, LLC and Roger Williams Radiation Therapy, LLC, (collectively, the “Target Companies”) together with the assignment of certain payor contacts for a purchase price of $2,850,000.  The equity interests to be acquired by the Company under the IPA equates to a 60% interest in each Target Company. The Target Companies operate three functional radiation therapy cancer centers in Rhode Island.

In connection with the execution of the IPA the Company made a $285,000 earnest payment deposit with a third party escrow agent, of which up to 50% may be forfeited by the Company if the IPA is terminated under certain limited circumstances, but otherwise the deposit will be applied to the purchase price at closing or otherwise returned to the Company.

The transaction is contingent upon a confirmation order of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) approving a chapter 11 plan of reorganization with respect to Seller, Topco and certain of their respective affiliates and the terms of any other orders of the Bankruptcy Court, as well as the satisfaction of other closing conditions, including the Seller and the Company entering into a consent agreement with the Rhode Island Department of Health and approval of all equity holders and managers of each Target Company. The Company anticipates that these conditions will be met in the next 60 days, and each party has the right to terminate the IPA if the closing conditions have not been met by March 10, 2024.

The IPA contains various customary representations, warranties and covenants of the Company, Seller and Topco with respect to a transaction of the nature contemplated by the IPA, including covenants by the Company to reasonably cooperate and assist Seller obtaining the Bankruptcy Court’s entry of a confirmation order and matters related to the requisite regulatory approvals for the transaction.

The foregoing summary of the IPA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the IPA, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Investment Agreement by and among GenesisCare USA, Inc., GenesisCare USA Holdings, Inc., and American Shared Hospital Services dated as of November 10, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)

Dated: November 16, 2023	/s/ Raymond C. Stachowiak
By: Raymond C. Stachowiak
Title: Executive Chairman